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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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/ /	Soliciting Material Pursuant to §240.14a-12
Cummins Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUMMINS INC.
500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Cummins Inc. will be held at the Company's Columbus Engine Plant located at 500 Central Avenue, Columbus, Indiana, on Tuesday, April 2, 2002, at 10:00 a.m., local time, for the following purposes:

  1.
  to elect nine directors of the Company for the ensuing year;

  2.
  to ratify the appointment of Arthur Andersen LLP as auditors for the year 2002; and

  3.
  to transact any other business that may properly come before the meeting or any adjournment thereof.

        Only shareholders of Common Stock of the Company of record at the close of business on February 11, 2002 are entitled to notice of and to vote at the meeting.

        Shareholders of Common Stock who do not expect to be present in person at the meeting are urged to complete, sign and date the enclosed proxy and return it promptly to the undersigned in the envelope provided.

        The proxy may be revoked by the shareholder giving it at any time before the voting. Any shareholders entitled to vote at the meeting who attend the meeting will be entitled to cast their votes in person.

MARYA M. ROSE, Secretary

March 1, 2002

CUMMINS INC.
500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005
PROXY STATEMENT

        This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Cummins Inc. (the "Company" or "Cummins") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, April 2, 2002, and at any adjournment thereof (the "Annual Meeting"). This proxy statement, together with the enclosed proxy, is first being mailed to the shareholders of the Company on or about March 1, 2002.

        Holders of the Company's Common Stock of record at the close of business on February 11, 2002 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 41,282,230 shares of Common Stock, each of which is entitled to one vote.

        Each share of Common Stock represented by a properly executed proxy will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy, unless such proxy has been previously revoked. If no instructions are indicated on a signed proxy, the shares represented by such proxy will be voted as recommended by the Board of Directors.

        A shareholder may revoke the proxy at any time before it is voted by delivering to the Secretary of the Company written notice of such revocation. This notice must include the number of shares for which the proxy had been given and the name of the shareholder of such shares as it appears on the stock certificate(s) evidencing ownership of such shares. In addition, any shareholder who has executed a proxy but is present at the Annual Meeting will be entitled to cast its vote in person instead of by proxy, thereby cancelling the previously executed proxy.

PRINCIPAL SECURITY OWNERSHIP

        The following table identifies those shareholders known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company and shows as to each such shareholder as of February 11, 2002 (i) the number of shares beneficially owned by such shareholder(s) and the nature of such beneficial ownership and (ii) the percentage of the entire class of Common Stock so beneficially owned:

	Amount and Nature of Beneficial Ownership		Percent of Class
Cummins Inc. Collective Investment Trust for Pension Plans c/o The Northern Trust Company 50 South LaSalle Street Chicago, IL 60675	3,700,000		8.96%
Cummins Inc. Employee Benefits Trust c/o The Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	3,145,942	(1)	7.62%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	2,600,430	(2)	6.30%

(1)
The source of this information is a Schedule 13G dated February 14, 2002 disclosing beneficial ownership by Vanguard. Vanguard states in its 13G that it has shared voting and investment powers for all of the shares.

(2)
The source of this information is a Schedule 13G dated February 11, 2002 disclosing beneficial ownership by Capital. Capital states in its 13G that it has sole investment power for all of the shares and no voting power with respect to any of the shares.

ELECTION OF DIRECTORS

(Item 1)

        It is intended that votes will be cast pursuant to the accompanying proxy for the election of the nine nominees listed in the table on the following page, all of whom are presently directors of the Company. All directors will serve for the ensuing year and until their respective successors are elected and qualified. A shareholder may withhold authority from such shareholder's proxy to vote for the election of any or all of the nominees.

        The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If, for any reason, one or more of such persons should be unable to serve, it is intended that votes will be cast for a substitute nominee or nominees designated by the Board of Directors unless the Board of Directors decides to reduce the number of directors.

        The names of the nominees for directors, together with certain information regarding them, are set forth in the table. Biographical sketches of these nominees, which include their business experience during the past five years and directorships of other corporations, are provided on pages 26 through 30 of this proxy statement.

Name and Occupation	Age	First Year Elected a Director(1)	Amount and Nature of Beneficial Ownership as of January 31, 2002(2)	Percent of Class	Stock Units Held as of January 31, 2002(3)	Total
Robert J. Darnall Retired Chairman and Chief Executive Officer of Inland Steel Industries, basic steel manufacturer, processor and distributor	63	1989	5,138	*	3,034	8,172
John M. Deutch Institute Professor, Massachusetts Institute of Technology	63	1997	5,510	*	0	5,510
Walter Y. Elisha Retired Chairman and Chief Executive Officer of Springs Industries, Inc., manufacturer of home furnishings, industrial and specialty fabrics	69	1991	5,163	*	3,687	8,850
Alexis M. Herman Chairman and Chief Executive Officer of New Ventures, Inc., independent consulting firm	54	2001	860	*	0	860
William I. Miller Chairman, Irwin Financial Corporation, financial services company	45	1989	43,430(4)	*	756	44,186
William D. Ruckelshaus Strategic Partner, Madrona Venture Group, L.L.C.	69	1974	10,133	*	7,643	17,776
Theodore M. Solso Chairman and Chief Executive Officer of Cummins	54	1994	356,368(5)	*	0	356,368
Franklin A. Thomas Consultant, TFF Study Group	67	1973	4,838	*	6,637	11,475
J. Lawrence Wilson Retired Chairman and Chief Executive Officer, Rohm andHaas Company, specialty chemical manufacturing	66	1990	16,108	*	3,222	19,330

*
Less than 1%.

(1)
Except for Mr. Ruckelshaus, each Director has served continuously since the year indicated. Mr. Ruckelshaus served on the Board of Directors from 1974 until 1983 when he returned to Federal Government service and was reelected to the Board of Directors in 1985.

(2)
Except as indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

(3)
Compensatory stock units payable only in cash. The value of each unit is equal to the value of one share of the Company's Common Stock. See director retirement plan discussion on pages 6 and 7.

(4)
Includes 17,529 shares held by Mr. Miller for the benefit of his children.

(5)
Includes 215,700 shares which Mr. Solso has the right to acquire within the next 60 days through the exercise of stock options. Also included are 15,919 shares held by a family trust and 14,604 shares held by a family limited partnership of which Mr. Solso is a general partner.

        Directors will be elected by a plurality of the votes cast. Votes cast for a nominee and, if no contrary instructions are indicated on a signed proxy, the shares represented by such proxy will be voted for a nominee. Abstentions, broker non-votes and instructions on a signed proxy withholding a vote will result in a nominee receiving fewer votes. However, the number of votes otherwise cast for the nominee will not be affected by such actions.

The Board of Directors and Its Committees

        The Board of Directors held 6 meetings during 2001. All of the directors attended 75% or more meetings of the Board and Committees on which they served.

        The Board of Directors has established seven standing committees. The functions performed by certain of these committees and the members of the Board of Directors currently serving on these committees are as follows:

        Audit Committee. The members of the Audit Committee are R. J. Darnall (Chairman), J. M. Deutch, W. Y. Elisha, A. M. Herman and J. A. Johnson. The Committee reviews the accounting and auditing principles and procedures of the Company. The Audit Committee reviews the scope, timing, and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee met three times during 2001.

        Compensation Committee. The members of the Compensation Committee are H. H. Gray (Chairman), W. D. Ruckelshaus, F. A. Thomas and J. L. Wilson. The Compensation Committee administers and determines eligibility for and makes awards under the Company's stock option and other stock incentive plans. The Committee also reviews and evaluates the Company's executive compensation standards and practices, including salaries, bonus distributions, deferred compensation practices and participation in stock purchase plans. The Compensation Committee met three times during 2001.

        Nominating and Organization Committee. The members of the Nominating and Organization Committee are F. A. Thomas (Chairman), R. J. Darnall, J. M. Deutch, W. Y. Elisha, H. H. Gray, J. A. Johnson, W. I. Miller, W. D. Ruckelshaus and J. L. Wilson. The Nominating and Organization Committee reviews and makes recommendations to the Board with respect to membership, size, composition, procedures and organization of the Board of Directors. The Committee also evaluates the Chief Executive Officer's performance and monitors meeting attendance of Board members. This Committee will consider shareholders' recommendations of nominees for election to the Board of Directors. Shareholder recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on the Company's Board of Directors, must be submitted in writing to the Secretary of the Company in accordance with the procedures established in the Company's By-Laws. The Nominating and Organization Committee met five times during 2001.

        Executive Committee. The members of the Executive Committee are T. M. Solso (Chairman), W. I. Miller and F. A. Thomas. The Executive Committee is authorized to exercise the powers of the Board of Directors in the management and direction of the business and affairs of the Company during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2001.

        Other Committees. In addition to the Committees described above, the Board of Directors has established the following committees: Finance Committee (J. L. Wilson (Chairman), R. J. Darnall, W. Y. Elisha, H. H. Gray and W. I. Miller); Proxy Committee (F. A. Thomas (Chairman) and W. I. Miller); and Technology and Environment Committee (J. M. Deutch (Chairman), A. M. Herman, J. A. Johnson, W. D. Ruckelshaus and F. A. Thomas).

        Each director who is not an officer of the Company receives an annual fee of $66,000, $33,000 of which is paid in cash and $33,000 of which is paid in the form of restricted stock. Each non-officer director also receives $1,000 for each special meeting of the Board of Directors attended. Committee chairmen (other than the Executive or Proxy Committee) receive an additional annual fee of $9,000. Non-chair members of the Audit, Finance, Executive, Compensation, Nominating and Organization, and Technology and Environment Committees receive an additional $6,000 fee for each such Committee membership. Committee members also receive $1,000 for attending a Committee meeting (other than a meeting of the Executive Committee) that is not held in connection with a regular or special meeting of the Board of Directors.

        As part of the Company's overall support of charitable and educational institutions and as an aid in attracting and retaining qualified directors, the Company has established the Cummins Inc. Charitable Bequest Program in which all directors participate. Upon the death of a director, the Company will donate ten equal annual installments of $100,000 to one or more qualifying institutions designated by such director, subject to certain vesting requirements based upon years of service as a director. The Company has purchased life insurance policies on each director, the proceeds of which fund donations under the program. Directors will not receive any financial benefit from the program since all charitable deductions accrue solely to the Company.

        The Company has a deferred compensation plan for non-employee directors, pursuant to which such directors may elect to defer receipt of all or any portion of their compensation while they serve as a director of the Company. Upon ceasing to be a director, the deferred compensation, plus accrued interest, is paid to the director or the director's beneficiary in a lump sum or in annual installments, not to exceed ten, as specified by the director. Upon a change of control of the Company (as defined in the plan), such deferred compensation and interest is paid in cash to the director in one lump sum.

        In 1997, the Board of Directors eliminated future service accruals under a non-employee director retirement plan and, in lieu thereof, the amount of each director's annual retainer fees payable in restricted Common Stock was increased. Directors with vested retirement plan benefits on the date future accruals were eliminated were given an option to have their accrued benefits frozen and retained in the plan for future payment, or to convert the present value (using the same actuarial assumptions as are applicable to the payment of pension benefits to the Company's employees) of their accrued benefits into phantom units of Common Stock based on a trailing trading day average of closing prices of Common Stock on the date of conversion. The stock units, including additional stock units credited thereon as dividend equivalents, are evidenced by bookkeeping entries. Recipients have no voting or investment power with respect to the stock units. The value of each director's stock units will be payable only in cash after the director ceases to be a member of the Board or upon a change of control of the Company. The total number of units credited to each director as a result of retirement plan benefit conversion elections is listed in the director nominee table on page 4.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee Report is organized as follows:

  •
  Role of the Compensation Committee

  •
  Objectives and Principles of Executive Compensation

  •
  Compensation Program Elements

  •
  Compensation of the Chief Executive Officer

  •
  Changes to the Compensation Program for 2001

Role of the Compensation Committee

        The Compensation Committee is made up of four members of the Board of Directors of the Company, who are not current or former employees of the Company. The Committee has oversight responsibility for the Company's executive compensation programs and works with management to establish the general compensation philosophy of the Company. It reviews the elements of the compensation program, the specifics of each element, the goals and measurements used in the program, and the results of the compensation program compared to the philosophy to determine if the compensation program is performing as expected.

        In addition, the Committee reviews the individual compensation levels and awards for each of the five most highly paid officers and takes appropriate action. In its review, the Committee has direct access to advice from professional executive compensation consultants. The Committee also reviews its actions with the full Board of Directors.

Objectives and Principles of Executive Compensation

        Cummins' executive compensation is designed to attract, motivate, and retain the personnel required to achieve the Company's performance goals in the competitive global business environment. The program is designed to reflect the individual's contribution and the performance of the Company. The program attempts to strike an appropriate balance between short-term and long-term performance.

        The Company is committed to the concept of pay for sustained financial performance. We evaluate performance over several periods of time. While the specific elements of executive compensation vary from time to time, the Compensation Committee focuses on this central principle of pay for performance in reviewing the compensation program, any proposed changes, and the specific awards.

        The Committee follows several principles, in addition to pay for performance, in designing and implementing compensation programs for its officers.

  •
  Programs should provide competitive compensation opportunity; the concept of opportunity is important in our program. We believe the executive should have the opportunity to do well if the Company does well, but that total compensation should vary in relation to the Company's performance.

  •
  An individual's compensation should be at the median of the range when compared to the compensation of individuals in US industrial companies with sales volumes similar to Cummins, when Cummins' financial performance is at the median of those companies.

  •
  There should be a balance between short-term and long-term elements of compensation.

  •
  The more senior a person's position, the more the compensation should be "at risk", i.e., dependent on the performance of the Company.

  •
  Stock should be an important part of the program in order to link the management's compensation with shareholders' expectations; the greater the level of responsibility of the person, the more the compensation should be stock-based.

  •
  The system should be as simple and as easily understood as possible.

        In addition to these principles, we have the following observations:

  •
  No single program accomplishes these aims consistently; a mix of programs is best.

  •
  There is no single best comparator of performance; a mix of comparators should be used.

  •
  In this complex area, relative simplicity seems the best that can be achieved.

  •
  There is no perfect program; change should be expected from time to time as the outcome of the Committee's periodic reviews.

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits the corporate tax deduction to one million dollars for compensation paid annually to any one of the named executive officers in the proxy, unless the compensation meets certain requirements. The Committee adopted changes to the compensation program, approved by shareholders in 1995, that qualify payments under the Senior Executive Bonus Plan and Senior Executive Three Year Performance Plan for tax deductibility under Section 162(m). These changes were designed to maximize tax deductibility, while retaining the ability to attract, retain and motivate executives to achieve our business objectives. Payments under the Senior Executive Three Year Performance Plan in 2001 were certified by the Compensation Committee; there were no payments under the Senior Executive Bonus Plan.

        As indicated below, the Base Salaries of the named executive officers are set at the median of the range of the salaries of individuals with similar positions in companies of similar size to Cummins. The Committee intends to continue this policy notwithstanding the enactment of Section 162(m).

Compensation Program Elements

        The Company's executive compensation program consists of four elements: Base Salary, Short-Term Bonus, Medium-Term compensation, and Long-Term compensation. Each was designed to accomplish a somewhat different objective. In total, they were designed to fulfill the Company's basic goals of linking pay to financial performance and paying competitively. All officers have participated in each element of the program.

        We have used survey data provided by our compensation consultants to determine competitive levels of pay. These surveys include over 300 US industrial corporations. Each element of pay described below was intended to provide compensation for each position at the median of the amounts companies of similar size in the survey would pay the same position.

1.    Base Salary

        Base Salary is reviewed annually. It is the only fixed portion of the executive's compensation. Base Salary is normally set at the median of the range of the salaries of individuals with similar positions in companies of similar size to Cummins.

2.    Short-Term Bonus

        This element is designed to link executive pay to the short-term performance of the Company. The payout was changed from quarterly to annual, beginning in 2001. The Payout Factor is calculated on a formula established by the Committee and reviewed annually. We have assigned each person a participation rate that is a percent of salary. The annual bonus is calculated as follows.

  (Short-Term Bonus) equals (Annual Base Salary) times (participation percentage assigned to each job) times (Payout Factor).

        Participation rates are based on the same survey data as Base Salaries and are set at the median of the range for like positions in similarly-sized companies.

        The Payout Factor for the annual bonus was set to yield a 1.0 Payout Factor for Company financial performance that was equal to the performance provided by achieving the Company's Annual Operating Plan. In 2001, Free Cash Flow was the measure used to determine annual bonus payments.

        One-half of the bonus for senior managers of the Company's Business Units has been determined by the financial performance of the Business Units, and one-half has been based on the Company's performance. The Committee believes this formula provides appropriate balance, compensating for performance measured at the Business Unit level as well for the total Company. Basing a significant portion of the bonus on total Company results rewards Business Units for working in an integrated way, maximizing our total financial performance. Adding the Business Unit measure emphasizes business results each key manager affects most directly. In 2001, the performance measure for the Business Units' annual bonus plans became Free Cash Flow, consistent with the annual bonus plan based on the Company's performance.

        In order to comply with the requirements of Section 162(m), designated officers (the Chief Executive Officer and the six other officers who were members of the Company's Policy Committee in 2001) are compensated under a modified version of the Short-Term Bonus Plan, called the Senior Executive Bonus Plan. The Senior Executive Bonus Plan differs from the Short-Term Bonus Plan in which many employees at all levels of the Company, including all officers, participate, only in that the Compensation Committee has no discretion to increase the payouts once it establishes the performance measures each year.

3.    Medium-Term: Three Year Performance Plan, Amended in 2001

        The Three Year Performance Plan measured Cummins' performance versus the Peer Group companies over a rolling three-year cycle. For each three-year Award Cycle, a Target Award was granted to each participant, expressed as a dollar amount.

        The Committee established performance guidelines to determine the portion of the granted amount to be paid for each three-year Award Cycle. A new Award Cycle began each year; hence payout opportunity is annual. The first payout under this program was in 1995 and the last payout, as constructed prior to 2001, will be in 2004. The performance measure for all Award Cycles has been Return on Equity. The Committee established a scale of multiples of the Target Award to be paid for various levels of Company performance over each Award Cycle. The plan pays the full granted amount if Cummins' performance (based on the applicable performance measure) is equal to the median of the Peer Group companies over the three-year cycle. A portion or multiple of the granted amount is paid if three-year performance is less or greater than the median of these companies, based on a scale established by the Committee. The maximum that can be paid is two times the Target Award for performance that is twice the median of the Peer Companies.

        For the Target Awards that have been granted annually since 1997, the payouts are linked to the Company's Common Stock price. The Target Award was made in stock units, calculated as the Target Award dollars divided by the six-month average Cummins stock price as of the grant date. The payout is calculated as (number of stock units granted) × (payout factor) × (six-month average Cummins stock price as of the payout date). This design further links the interests of senior managers and our shareholders.

        The Three Year Performance Plan and Senior Executive Three Year Performance Plan were amended in 2001 to be the Medium Term Performance Plan and the Senior Executive Medium Term Performance Plan, respectively. For the 2001 grant under the amended plans, performance is measured by the Company's Free Cash Flow, rather than Return on Equity compared to a panel of companies. Also, the grants are based on a two-year performance period rather than a three-year cycle.

        For the 2001 - 2002 Award Cycle, Target Awards were granted to each participant, expressed as a dollar amount. The grants cover two years of grant value; no additional annual grants are anticipated in 2002.

        The Committee established performance guidelines to determine the portion of the granted amount to be paid for the two-year Award Cycle. The Committee established a scale of multiples of the Target Award to be paid for various levels of Company performance over the Award Cycle. The Target Award will be paid if the Company achieves the level of Free Cash Flow provided by achieving the Company's Annual Operating Plans, measured cumulatively for the two-year period. The maximum that can be paid is two times the Target Award for performance that is 161.3% of the level of Free Cash Flow in the Annual Operating Plans.

        As with the Short-Term Bonus Plan, to comply with the requirements of Section 162(m), designated officers (the Chief Executive Officer and the six other officers who were members of the Company's Policy Committee in 2001) are compensated under a modified version of the Medium Term Performance Plan, called the Senior Executive Medium Term Performance Plan. The plans are identical except that the Committee's discretion to adjust payments upward is eliminated in the Senior Executive Medium Term Performance Plan.

4.    Long-Term: The 1992 Cummins Stock Incentive Plan

        Annually from 1992 through 2000, restricted stock and stock options were granted to officers under the 1992 Cummins Stock Incentive Plan. Restrictions on the restricted stock will lapse on one-third of each grant annually, beginning two years and one month from the date of each grant. The stock options expire ten years from grant, but cannot be exercised for the first two years.

        In 2001, the Long-Term grants were made to cover two years, as was done for the Medium-Term grants. Very few additional grants are anticipated to be made in 2002; none will be made to the CEO or to other members of the Policy Committee.

        Restricted stock was not granted in 2001 as part of the two-year grants. The Long-Term grant value previously granted as restricted stock consisted of stock options only. The Committee believes stock options have higher risk and are more directly linked to the Company's financial performance than restricted stock.

        Grant amounts under the Medium-Term and Long-Term plan elements have been set to provide total compensation opportunity at the median of that provided by similarly-sized US industrial companies in our survey base, when combined with Base Salary and Short-Term Bonus. The Committee reviews the proportion of total compensation that is dependent on Company performance in determining the allocation of the compensation opportunity among each of the Medium-Term and Long-Term plan elements for each position. More senior positions have a larger proportion of total compensation opportunity dependent on Company performance than do less senior positions.

Compensation of the Chief Executive Officer

        Approximately one-third of the CEO's annualized total compensation opportunity is fixed Base Salary. Two-thirds of the total is based on Company performance, assuming target level of Company financial performance. When the Company's performance is better than the target levels, the variable compensation elements pay more and comprise a larger portion of the total. When the Company's performance is less than the target levels, the variable elements pay less and comprise a smaller proportion of the total.

        The Base Salary and Short-Term Bonus participation rate of the CEO are set at the median of our survey companies specifically as described under the Base Salary and Short-Term Bonus sections appearing earlier in this report.

        In 2001, the Company was not profitable, reflecting the Company's depressed major product markets. Therefore, the Committee exercised its discretion to reduce Short-Term Bonus payments: the CEO and the other officers comprising the Company's Policy Committee received no annual bonus. In addition, officers and all other participants in the annual bonus plan based on the Corporation's Free Cash Flow performance received no bonus payments from that plan. Payments were made to some officers within the Business Units if the Business Unit performance warranted payment.

        Also, reflecting the business conditions, the base salary of the CEO was reduced 10% during November and December. Other officers took comparable reductions in 2001.

        The Committee commends Management for taking the initiative to recommend all of the above special actions.

        In January 2001, the CEO received grants of stock options under the Long-Term 1992 Stock Incentive Plan, as well as a Target Award (payable in 2003) under the Senior Executive Medium Term Performance Plan. As stated previously, these grants will cover two years; no additional annual grants will be made in 2002 to the CEO.

        In determining grant amounts for the CEO, as explained earlier, the Committee set the total of the four elements of the executive compensation program—Base Salary, Short-Term Bonus, Medium-Term Plan, and the Long-Term Plan—to provide annualized compensation opportunity to the CEO equal to the median of the range of total compensation opportunity provided for CEOs by the survey companies described earlier in this report.

        The CEO, on a yearly basis, discusses in detail his priorities and objectives with the Nominating and Organization Committee (the members and responsibilities of the Nominating and Organization Committee are described on page 5 of this Proxy Statement). The Nominating and Organization Committee formally reviews the CEO's performance annually, based on how well the CEO performed against his workplan, including the progress made by the Company in implementing its business strategy and achieving its business objectives, both short-term and long-term. This review, which is reported in detail to the Committee, considers both quantitative and qualitative performance matters, and is a key factor in setting the CEO's compensation.

Changes to the Compensation Program for 2001

        As stated in this report, the Committee regularly reviews the elements of the compensation program, including the performance goals and measurements, to ensure that the program is performing as expected. From time to time the Committee makes changes designed to align the compensation program with the business objectives of the Company.

        Previous sections of this report described some of the changes that were implemented in 2001 to support the Company in achieving its performance targets, with particular emphasis on the next two-year period. To summarize, the specific changes are:

  •
  Medium- and Long-Term grants for 2001 cover two years. No additional annual grants are anticipated to be made in 2002 for current officers.

  •
  The Medium-Term Three Year Performance Plan and Senior Executive Three Year Performance Plan were amended. For the 2001 grant, performance will be measured by the Company's Free Cash Flow, rather than ROE compared to a panel of companies.

    Also, the grants are based on a two-year performance period instead of a three-year cycle.

  •
  Restricted stock was not granted as part of the two-year grant. The Long-Term Grant value previously granted as restricted stock consists of stock option grants. The Medium-Term grants and the stock options have higher degrees of risk and are more directly linked to the Company's financial performance than restricted stock.

  •
  We have adopted formal stock ownership guidelines requiring officers to own the Company's common stock with their shares' total value equal to multiples of base salary as follows: CEO, five times base salary; senior officers, three times base salary; all other officers, one times base salary. At this time, virtually all officers meet the guidelines, and many own shares in quantities significantly higher than the guidelines.

  •
  Consistent with the focus provided in the Medium-Term Plan, the Short-Term Bonus performance measure became Free Cash Flow in 2001. It is based on annual rather than quarterly performance.

        The Committee believes these changes will enhance the linkage of interests between Management and shareholders in several important ways:

  •
  Medium-Term and Short-Term compensation based on Free Cash Flow performance provides a measure that executives can affect directly and links senior managers more directly to measures that are important to shareholders.

  •
  After review with consultants, the Committee believes that improved Free Cash Flow performance should have a positive impact on share price.

  •
  The increased role of stock options means that rewards are realized only if the Company's stock price increases, as is the case for shareholders.

  •
  The stock ownership guidelines require significant stock ownership by officers.

        We hope this general discussion and the following tables and graphs help you understand the Company's executive compensation philosophy and program.

HANNA H. GRAY, CHAIRMAN WILLIAM D. RUCKELSHAUS FRANKLIN A. THOMAS J. LAWRENCE WILSON

Shareholder Return Performance Presentation

        The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and an index of peer companies* selected by the Company. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's stock.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CUMMINS INC.,
S&P 500 INDEX AND PEER GROUP INDEX

*Arvin/Meritor Inc., Caterpillar, Inc., Dana Corporation, Deere & Company, Eaton Corporation, Ingersoll-Rand Company, Navistar International Corporation and Paccar Inc

Compensation Tables and Other Information

        The summary compensation table and accompanying notes and other information on the following pages include individual compensation information for the last three fiscal years on the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers during 2001. The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting threshold and is not included in the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation					Long Term Compensation
						Awards			Payouts
	Year	Salary		Bonus		(1) Restricted Stock Awards		(2) Stock Options/ SARs (#)	(3) Medium- Term Performance Plans		(4) All Other Compensation
T. M. Solso Chairman of the Board and Chief Executive Officer	2001 2000 1999	$ $ $	904,575 900,000 675,000	$ $ $	0 486,000 584,812	$ $ $	0 1,085,013 715,025	124,250 69,800 38,300	$ $ $	71,063 142,500 70,000	$ $ $	100,564 93,394 54,353
F. J. Loughrey Executive Vice President President—Engine Business	2001 2000 1999	$ $ $	562,750 542,500 475,000	$ $ $	0 163,275 226,391	$ $ $	0 1,141,919 343,019	40,000 22,300 17,900	$ $ $	29,025 67,821 38,750	$ $ $	90,003 65,045 36,559
J. K. Edwards Executive Vice President President—Power Generation	2001 2000 1999	$ $ $	452,000 421,500 375,000	$ $ $	0 306,325 212,075	$ $ $	0 1,096,394 314,031	35,000 18,000 16,500	$ $ $	23,216 67,821 25,000	$ $ $	33,399 23,488 13,726
R. J. Mills Vice President President—Filtration and Fleetguard, Inc.	2001 2000 1999	$ $ $	341,122 300,000 215,000	$ $ $	0 126,043 111,713	$ $ $	578,100 193,481 154,600	30,000 11,800 7,300	$ $ $	10,881 21,881 7,500	$ $ $	12,491 10,918 8,200
T. Linebarger Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	341,667 243,750 192,500	$ $ $	0 70,031 88,850	$ $ $	0 117,606 835,806	29,800 7,200 5,200	$ $ $	7,254 6,555 3,750	$ $ $	4,239 0 0

(1)
Pursuant to the Company's 1992 Stock Incentive Plan, a total of 18,000 shares of Restricted Stock were granted in 2001, having a total value at date of grant of $676,020. The shares will be restricted for two years and one month subsequent to grant, then are vested in one-third annual increments, if the participant remains an employee of the Company. As of year-end 2001, the total number of shares of Restricted Stock and the value thereof held by each executive officer was as follows: T. M. Solso, 52,799 shares, $2,034,873; F. J. Loughrey, 37,999 shares, $1,464,481; J. K. Edwards, 36,066 shares, $1,389,984; R. J. Mills, 24,933 shares, $960,918; and T. Linebarger, 17,033 shares; $656,452. Dividends are paid on all shares of Restricted Stock.
(2)
Stock Options awarded pursuant to the Company's 1992 Stock Incentive Plan. Stock Options may not be exercised for two years subsequent to grant and expire ten years from grant.
(3)
The payout for 2001 represents payout for the 1998-2000 Award Cycle under the Three Year Performance Plan. The payout is calculated as the individual's Target Award times Payout Factor for the Award Cycle. The Payout Factor was based on the Company's Return on Equity compared to the median ROE of a panel of eight comparator companies over the Three Year Award Cycle.
(4)
Amounts reported as "All Other Compensation" for 2001 include, respectively, matching contributions by the Company under the Retirement and Savings Plan and "above market" earnings on previously deferred compensation as follows: T. M. Solso $5,434 and $95,130; F. J. Loughrey $5,286 and $84,717; J. K. Edwards $4,458 and $28,941; R. J. Mills $6,805 and $5,686; and T. Linebarger $4,239 and $0.00.

Security Ownership of Management

        Set forth below is information as of January 31, 2002, regarding the beneficial ownership of Common Stock of the Company by the Chief Executive Officer, each of the other named executive officers for 2001 and the directors and executive officers of the Company as a group.

	Amount and Nature of Beneficial Ownership		Percent of Class
T. M. Solso	356,368	(1)	*
F. J. Loughrey	185,375	(2)	*
J. K. Edwards	164,788	(3)	*
R J. Mills	70,395	(4)	*
T. Linebarger	64,658	(5)	*
All directors and executive officers as a group, a total of 15 persons	1,052,241	(6)	2.55%

*
Less than 1%

(1)
See footnote 5 to the director nominee listing on page 4.

(2)
Includes 107,050 shares which Mr. Loughrey has the right to acquire within the next 60 days through the exercise of stock options.

(3)
Includes 96,850 shares which Mr. Edwards has the right to acquire within the next 60 days through the exercise of stock options.

(4)
Includes 38,300 shares which Mr. Mills has the right to acquire within the next 60 days through the exercise of stock options.

(5)
Includes 29,800 shares which Mr. Linebarger has the right to acquire within the next 60 days through the exercise of stock options.

(6)
Includes 562,150 shares which the officers and directors have the right to acquire within the next 60 days through the exercise of stock options.

        The following table discloses, for each of the named executive officers, information regarding individual grants of stock options and stock appreciation rights made during 2001, and their potential realizable values.

Option/SAR Grants in Last Fiscal Year

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
	Individual Grants
		% of Total Options/SARs Granted to Employees in Fiscal Year
	(1) Options/SARs Granted (#)			Exercise Price ($/share)		Expiration Date
Name							5% ($)		10% ($)
T. M. Solso	123,500 750	6.00 0.04	% %	$ $	37.625 29.160	1/2/11 9/21/11	$ $	2,922,277 13,754	$ $	7,405,623 34,855
F. J. Loughrey	40,000	1.93%			$37.625	1/2/11		$946,486		$2,398.582
J. K. Edwards	35,000	1.69%			$37.625	1/2/11		$828,176		$2,098,760
R. J. Mills	30,000	1.45%			$37.625	1/2/11		$709,865		$1,798,937
T. Linebarger	25,000 550 4,250	1.21 0.03 0.21	% % %	$ $ $	37.625 43.240 29.160	1/2/11 6/5/11 9/21/11	$ $ $	591,554 14,956 77,939	$ $ $	1,499,114 37,902 197,513

        Stock option and stock appreciation right exercise activity during 2001, on an aggregated basis for each of the named executives, is contained in the following table. Also disclosed are the number and value of options and appreciation rights, on an aggregated basis, held by each named executive as of December 31, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value

					Value of Unexercised In-the-Money Options/SARs at FY-End ($)
			Number of Unexercised Options/SARs at FY-end (#)
	Number of Securities Underlying Options/SARs Exercised	Value Realized ($)
Name		Exercisable	Exercisable	Unexercisable	Exercisable	Unexercisable
T. M. Solso	0	$0	145,900	193,300	$31,037	$199,306
F. J. Loughrey	0	$0	84,750	62,300	$0	$69,308
J. K. Edwards	0	$0	78,850	53,000	$3,390	$54,111
R. J. Mills	0	$0	26,500	41,800	$0	$41,929
T. Linebarger	0	$0	22,600	32,200	$44,972	$31,709

        Estimated benefits payable to each named executive pursuant to long-term incentive plan rights awarded during 2001 are disclosed in the following table.

Long-Term Incentive Plan Awards in Last Fiscal Year/SAR Value

			Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or other Rights(1)
		Period Until Payout
Name			Threshold	Target	Maximum
T. M. Solso	0	2001-2002	$550,000	$5,500,000	$11,000,000
F. J. Loughrey	0	2001-2002	$180,000	$1,800,000	$3,600,000
J. K. Edwards	0	2001-2002	$150,000	$1,500,000	$3,000,000
R. J. Mills	0	2001-2002	$130,000	$1,300,000	$2,600,000
T. Linebarger	0	2001-2002	$110,000	$1,100,000	$2,200,000

(1)
No shares, units or other rights were awarded in the last fiscal year. The Company has made targeted dollar awards under its Medium Term Performance Plan and Senior Executive Medium Term Performance Plan, with payouts tied to Company performance over a performance cycle, as determined by the Compensation Committee of the Board of Directors. The Committee establishes performance measures as guidelines. For the 2001-2002 Award Cycle under the Medium Term Performance Plan and the Senior Executive Medium Term Performance Plan, the performance guidelines are tied to achieving certain levels of cumulative Free Cash Flow. The Target Award will be earned if the Company achieves cumulative Free Cash Flow during 2001 through 2002 equal to amounts in the sum of the Annual Operating Plans for those years. The Threshold Payment is earned if 8.34% of the Target Free Cash Flow performance is achieved. The Maximum Payment is earned if 161% of the Target level of Free Cash Flow performance is achieved.

        The payout formula is Payout Factor for the Award Cycle × Target Award = Cash Payout.

Pension Plan Table

        The Company maintains retirement pension programs for its employees, including the executive officers named in the Summary Compensation Table on page 16. Elements of the program for the executive officers include the Company's Cash Balance Pension Plan, the Excess Benefit Plan which provides pension benefits in excess of limitations imposed by the Internal Revenue Code, and the Supplemental Life Insurance and Deferred Income Program. Benefits are not offset or otherwise reduced by amounts payable or received under Social Security. The following table sets forth the estimated maximum annual pension benefits payable on a straight life annuity basis under the program to the officers in various compensation and years of service classifications upon retirement at age 65. An officer who is among the Company's two highest paid executive officers at the time of retirement will receive an annual benefit greater than amounts reflected in the table by an amount equal to 10% of the officer's covered compensation.

Estimated Annual Benefit Upon Retirement

Average Total Cash Compensation (Base Salary plus Short- Term Bonus)	10 Years	15 Years	20 Years	25 Years	30+ Years
$200,000	$40,000	$60,000	$80,000	$90,000	$100,000
$275,000	$55,000	$82,500	$110,000	$123,750	$137,500
$350,000	$70,000	$105,000	$140,000	$157,500	$175,000
$425,000	$85,000	$127,500	$170,000	$191,250	$212,500
$500,000	$100,000	$150,000	$200,000	$225,000	$250,000
$575,000	$115,000	$172,500	$230,000	$258,750	$287,500
$650,000	$130,000	$195,000	$260,000	$292,500	$325,000
$725,000	$145,000	$217,500	$290,000	$326,250	$362,500
$800,000	$160,000	$240,000	$320,000	$360,000	$400,000
$875,000	$175,000	$262,500	$350,000	$393,750	$437,500
$950,000	$190,000	$285,000	$380,000	$427,500	$475,000
$1,025,000	$205,000	$307,500	$410,000	$461,250	$512,500
$1,100,000	$220,000	$330,000	$440,000	$495,000	$550,000
$1,175,000	$235,000	$352,500	$470,000	$528,750	$587,500
$1,250,000	$250,000	$375,000	$500,000	$562,500	$625,000
$1,325,000	$265,000	$397,500	$530,000	$596,250	$662,500
$1,400,000	$280,000	$420,000	$560,000	$630,000	$700,000
$1,475,000	$295,000	$442,500	$590,000	$663,750	$737,500

        Compensation for purposes of the pension program is the highest average total cash compensation, including base salary and short-term bonus payments, for any consecutive five-year period prior to retirement. Covered compensation is disclosed under the "Salary" and "Bonus" columns of the Summary Compensation Table. Covered compensation and full years of service as of December 31, 2001 for the Company's Chief Executive Officer and the other named executive officers are as follows: T. M. Solso, $1,044,977, 30 years; F. J. Loughrey, $629,179, 28 years; J. K. Edwards, $524,017, 29 years; R. J. Mills, $318,493, 30 years; T. Linebarger, $250,354, 8 years.

Change of Control Arrangements

        In the event of a change of control of the Company, the Company will provide benefits to certain executives including the Chief Executive Officer and other executive officers named in the Summary Compensation Table on page 16. Certain named executive officers, as designated by the Compensation Committee, would be entitled to three year's salary plus twelve quarterly bonus payments, and three annual payments equal to the grant value of the then most recent annual long-term incentive compensation award(s) to the executive. The Company will also provide for the full vesting of certain insurance and retirement benefits and the continuation in effect for a three-year severance period of certain other employee benefits. In addition, the Company's retirement plans will allocate any actuarial surplus assets to fund increased pension benefits, stock options previously granted will become fully exercisable, and certain long-term incentive plan awards will be paid in cash. The value of supplemental and excess retirement annuity benefits will also be paid in cash. All amounts of employee compensation and director annual fees deferred, respectively, under the Company's Deferred Compensation Plan and Deferred Compensation Plan for Non-Employee Directors will be paid in cash. At an employee's option, amounts deferred under the Deferred Compensation Plan will be contributed to a grantor trust of which the Company is grantor. A change of control for these purposes is defined in each of the various plans, programs and arrangements providing these benefits.

Other Transactions and Agreements With Directors and Officers

        Irwin Financial Corporation ("IFC") owns a partial interest in one of the Company's business aircraft and has an arrangement with the Company to share the fixed and operating expenses of such aircraft. During 2001, $148,729 was paid to the Company by IFC under this arrangement. Director nominee William I. Miller is Chairman and an executive officer of IFC.

        Pursuant to the Company's Key Employee Stock Investment Plan, certain officers have purchased shares of Common Stock of the Company on an installment basis. The interest rate on these loans is the minimum annual rate permitted under the Internal Revenue Code without imputation of income. The following table shows, as to those executive officers and directors of the Company who were indebted to the Company in excess of $60,000 since January 1, 2001, the largest aggregate amount owed for such purchases and loans at any time since January 1, 2001, and the amount owed as of January 31, 2002:

	Largest Amount of Indebtedness	Amount of Indebtedness as of January 31, 2002
J. S. Blackwell	$314,260	$314,260
F. J. Loughrey	$98,813	$98,813
T. M. Solso	$940,495	$940,495
T. Linebarger	$299,979	$299,979
J. C. Wall	$145,250	$145,250

        The Company has a policy of purchasing from employees of the Company shares of Common Stock of the Company that have been acquired under the Key Employee Stock Investment Plan, 1986 Stock Option Plan and 1992 Stock Incentive Plan. The purchase price for such shares is the closing price quoted on the New York Stock Exchange Composite Tape on the date of purchase. During 2001, no executive officers sold shares to the Company pursuant to this policy.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Item 2)

        The Board of Directors has voted to appoint Arthur Andersen LLP as the firm of independent public accountants to audit the accounts of the Company for the year 2002. Arthur Andersen LLP has acted as independent public accountants for the Company since 1952. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board of Directors has decided, as in the past, to ask the Company's shareholders to ratify the appointment. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders, will not have the opportunity to make a statement, but will be available to answer appropriate questions. A report of the Audit Committee of the Company's Board of Directors in connection with its independence, the independence of the auditors and certain other matters follows the Board's recommendation on this Item below.

        Notwithstanding the Board's appointment and recommendation of Arthur Andersen LLP, it will monitor that firm's ability to provide high quality professional services to the Company and the Audit Committee. The Board and its Audit Committee have reviewed the Company's plan to permit a transition to another auditing firm in the event Arthur Andersen LLP is unable to perform such services.

Audit Fees

        The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1.6 million.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

        The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2001 were $4.4 million.

        The proposal to ratify the appointment of Arthur Andersen LLP as the firm of independent public accountants to audit the accounts of the Company for the year 2002 will be adopted if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. Votes cast against and abstentions on the Item will be counted as votes against the Item. Broker non-votes will not change the number of votes cast for or against the Item. If the shareholders do not ratify the selection of Arthur Andersen LLP, the selection of independent public accountants will be determined by the Audit Committee and the Board of Directors after careful consideration of all information submitted by shareholders.

        The Board of Directors recommends that shareholders vote FOR this Proposal.

Audit Committee Report

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was adopted by the Board of Directors on February 7, 2000 and amended on December 11, 2001, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity and generally accepted accounting principles.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation, internal audit and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence, and has discussed with the auditors the auditors' independence. While the Committee believes that the external auditors' provision of internal audit and information technology services is not incompatible with maintaining this independence, the Company is discontinuing use of its auditors to perform internal audit functions, and will not use them for the provision of information technology consulting services. The Committee currently supports, but will periodically review, the Company's belief that statutory, tax and external audit services are closely related and should be maintained with one professional accounting firm.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF
CUMMINS INC. BOARD OF DIRECTORS

ROBERT J. DARNALL, CHAIRMAN JOHN M. DEUTCH WALTER Y. ELISHA ALEXIS M. HERMAN JAMES A. JOHNSON

OTHER BUSINESS

        The Board of Directors does not know of any business to be presented for action at the meeting other than that set forth in Items 1 and 2 of the Notice of Annual Meeting of Shareholders. However, if other business properly comes before the Meeting, the members of the Proxy Committee will vote the returned proxies as the Board of Directors recommends.

OTHER INFORMATION

Shareholder Proposals

        Shareholders may submit proposals to be considered for shareholder action at the 2003 Annual Meeting of Shareholders and inclusion in the Company's Proxy Statement and proxy form if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 2003 Annual Meeting of Shareholders, proposals must be received by the Secretary of the Company no later than November 1, 2002.

        If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in the Company's Proxy Statement and form of proxy as described above, the shareholder must follow procedures outlined in the Company's By-Laws. Pursuant to the Company's By-Laws, a shareholder may propose business to be considered at the annual meeting, provided that the shareholder (a) is a shareholder of record at the time of giving notice to the Company of the proposal and is entitled to vote at the annual meeting where the proposal will be considered, and (b) complies with the notice procedures of Article I of the Company's By-Laws. That Article provides that the proposing shareholder must deliver written notice of the proposal to the Company's Secretary no later than 90 days preceding the first Tuesday of April of the meeting year, unless the Board of Directors establishes an earlier date than the first Tuesday of April for the annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date. The required notice must contain certain information, including information about the shareholder, as prescribed by the By-Laws.

Expenses of Solicitation

        The cost of this proxy solicitation will be borne by the Company. Morrow & Co., 345 Hudson Street, New York, New York 10013, has been retained to assist in the solicitation of proxies and will receive a fee not to exceed $6,500 plus expenses. Proxies may also be solicited by directors, officers and employees of the Company at no additional cost. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock and will be reimbursed for their reasonable expenses incurred in forwarding such materials.

March 1, 2002

NOMINEES FOR BOARD OF DIRECTORS

THEODORE M. SOLSO

Mr. Solso was elected Chairman of the Board and Chief Executive Officer of the Company in 2000 after serving as its President since 1995, Chief Operating Officer since 1994 and Executive Vice President—Operations from 1992 through 1994. From 1988 to 1992 he was Vice President and General Manager—Engine Business after serving in various other executive positions with the Company. Mr. Solso received a B.A. from DePauw University in 1969 and an M.B.A. degree from Harvard University in 1971. He is a Director of Irwin Financial Corporation, and Ashland Inc. and is a member of the boards of The Cummins Foundation, Central Indiana Corporate Partnership, and Heritage Fund of Bartholomew County in Columbus, Indiana. He is also a member of the Board of Trustees, DePauw University, a member of The Indiana Academy, a member of the Business Roundtable and The Business Council.
ROBERT J. DARNALL

Mr. Darnall is the retired Chairman and Chief Executive Officer of Inland Steel Industries. Inland was the parent company for Inland Steel Company and Ryerson Tull, Inc. Concluding his 36-year Inland career in late 1998, Mr. Darnall joined Ispat International N.V. as head of North American operations until early 2000. Ispat had acquired Inland Steel Company in July 1998. He served as Chairman of Prime Advantage Corporation for nearly two years until January 2002. He graduated from DePauw University in 1960 with a B.A. in Mathematics. He also earned a B.S. degree in Civil Engineering from Columbia University in 1962, after which he joined Inland. In 1973 he earned an M.B.A. from the University of Chicago. Mr. Darnall is a member of the Board of Directors of Household International, Inc., Pactiv Corporation, Sunoco, Inc., United States Steel Corporation, and the Federal Reserve Bank of Chicago, where he currently serves as Chairman. He is past Chairman of the American Iron and Steel Institute. He also serves on the Board of Trustees of the Museum of Science and Industry, and Rush Presbyterian St. Luke's Medical Center. He is past chairman and a current director of both the Glenwood School for Boys and Junior Achievement of Chicago.

JOHN M. DEUTCH

Mr. Deutch has been an Institute Professor at the Massachusetts Institute of Technology since 1990. He joined the MIT faculty in 1970 and served as Dean of Science from 1982 to 1985 and Provost from 1985 to 1990. Mr. Deutch received a B.A. in History and Economics from Amherst College in 1961; and a B.S. in Chemical Engineering in 1961 and Ph.D. in Physical Chemistry in 1965, both from MIT. While on leave from his current post at MIT, Mr. Deutch served as Director of Central Intelligence during 1995 and 1996. From 1994 through 1995 he was U.S. Deputy Secretary of Defense and also served as Undersecretary of Defense for Acquisition and Technology between 1993 and 1994. He was Director of Energy Research and Undersecretary of the U.S. Department of Energy during the Carter Administration. He is a Director of Ariad, Citicorp, CMS Energy, Raytheon Corporation, and Schlumberger, and is also a Trustee of Resources for the Future, the Urban Institute and Director of the Council on Foreign Relations.
WALTER Y. ELISHA

Mr. Elisha is the retired Chairman and Chief Executive Officer of Springs Industries, Inc. He served as Springs Industries, Inc.'s Chief Executive Officer from 1981 through 1997; he was Chairman of its Board from 1983 until 1998. He also serves on the Board of Directors of AT&T Wireless. Mr. Elisha is a trustee of Wabash College, and a former member of the President's Advisory Committee for Trade Policy and Negotiations.

ALEXIS M. HERMAN

Ms. Herman is Chairman and Chief Executive Officer of New Ventures, Inc. She received a B.A. from Xavier University of Louisiana and currently serves on the University's Board of Trustees. Additionally, Ms. Herman is the Chairwoman of The Coca-Cola Company's Diversity Task Force, Chair of the Toyota Diversity Advisory Board, an On-Line Columnist for Monster.com, and a member of the Board of Directors of MGM/Mirage Inc., and the Presidential Life Insurance Corporation. She is also a member of the Advisory Committee for Public Issues for the Advertising Council. From 1997 to 2001, Ms. Herman served as the U.S. Secretary of Labor.
WILLIAM I. MILLER

Mr. Miller is Chairman of Irwin Financial Corporation. Mr. Miller received a B.A. from Yale University in 1978 and an M.B.A. degree from Stanford University in 1981. He was President of Irwin Management Company, a family investment management company, from 1984 to 1990. Since September, 1990, he has been Chairman of Irwin Financial Corporation, a publicly traded diversified financial services company, of which he has been a Director since 1985. Mr. Miller continues to serve as Chairman of the Board and a Director of Irwin Management Company and as Chairman of the Board of Tipton Lakes Company (a real estate development firm). Mr. Miller is a Director of Tennant Company (a manufacturer of floor cleaning equipment), a Director of the New Perspective Fund, Inc. and the New World Fund, Inc. and a Trustee of the EuroPacific Growth Fund (all three are mutual funds). Mr. Miller also is a Trustee of The Taft School, Watertown, CT, and The National Building Museum, Washington, D.C.

WILLIAM D. RUCKELSHAUS

Mr. Ruckelshaus is currently a Strategic Partner in the Madrona Venture Group, L.L.C. and former Chairman of Browning-Ferris Industries from 1995 through 1999. He was Chairman and Chief Executive Officer of Browning-Ferris Industries until 1996. Mr. Ruckelshaus received a B.A. from Princeton in 1957 and an LL. B. from Harvard in 1960 after serving in the U.S. Army. He was Deputy Attorney General and Chief Counsel in the Indiana Attorney General's Office from 1960-65. He was elected to the Indiana House of Representatives, where he served as Majority Leader in the 1967 session. Mr. Ruckelshaus first served in the Federal Government from January, 1969 to October, 1973, as Assistant Attorney General, Administrator of the Environmental Protection Agency, Acting Director of the F.B.I. and Deputy Attorney General. He returned as Administrator of the Environmental Protection Agency from 1983 through January, 1985. He practiced law in Washington, D.C., from 1973 until joining Weyerhaeuser in 1976 as Senior Vice President. He was of counsel in the law firm of Perkins Coie, with offices in Seattle, Portland, Anchorage and Washington, D.C. from 1985 to 1988. Mr. Ruckelshaus is a Director of Pharmacia Corp., Nordstrom, Inc., Weyerhaeuser Company, Coinstar Inc. and Solutia Inc.
FRANKLIN A. THOMAS

Mr. Thomas is an attorney and a Consultant with the TFF Study Group and served as President and CEO of The Ford Foundation from 1979 to 1996. Mr. Thomas received a B.A. from Columbia University in 1956 and an LL.B. in 1963. From 1956 to 1960, he was a navigator with the U.S. Air Force. Mr. Thomas served as attorney for the Federal Housing Finance Agency (1963-64), Assistant U.S. Attorney for the Southern District of New York (1964) and a Deputy Police Commissioner for New York City (1965-67). Mr. Thomas was President of the Bedford Stuyvesant Restoration Corporation from 1967 to 1977. He was an attorney and consultant engaged in private practice from 1977 to 1979. He is also a Director of Avaya, Citigroup, Inc., Conoco, Inc., ALCOA, Lucent Technologies, Inc., and PepsiCo.

J. LAWRENCE WILSON

Mr. Wilson is the retired Chairman and Chief Executive Officer of Rohm and Haas Company. Mr. Wilson received a bachelor's degree in mechanical engineering from Vanderbilt University in 1958 and an M.B.A. from Harvard University in 1963. He served as an officer in the U.S. Navy from 1958 to 1961. Mr. Wilson joined Rohm and Haas Company in 1965 as an operations research analyst. He held positions as President of a medical products subsidiary, Director of the European region, Treasurer and Chief Financial Officer, Business Director for the Industrial Chemicals Group, Group Vice President in charge of Administration and Finance and Vice Chairman. Mr. Wilson was a Director of Rohm and Haas Company from 1977 to 1999 and served as Chairman and Chief Executive Officer from 1988 to 1999. Mr. Wilson is a member of the board of Vanderbilt University, the Vanguard Group of Investment Companies, MeadWestvaco Corporation and AmeriSourceBergen Corporation. He is past Chairman of the Board of the Philadelphia Academies, Inc. and The Chemical Manufacturers Association.

APPENDIX A

AUDIT COMMITTEE CHARTER

Role of Committee

        The Audit Committee is a committee of the Board of Directors made up entirely of independent Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders, the systems of internal controls which management have established, the audit process and audit results. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged to audit and review the Company's financial statements requiring public disclosure. The independent public accountants are accountable to the Audit Committee and the Board of Directors.

Committee Membership

        The membership of the Committee:

  •
  Is appointed annually by the Board of Directors.

  •
  Is comprised entirely of independent directors as defined within the Cummins Bylaws and approved in February 1999.

  •
  Consists of at least three members, but not more than five members.

Committee Meetings

        Meetings will be held as required, but no less than three meetings per year. Minutes will be recorded and reports of Committee Meetings will be presented to the full Board of Directors.

Committee Responsibilities

        In meeting its responsibilities, the Audit Committee shall:

  •
  Annually review and update the committee's charter, as needed.

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  Meet regularly with the Director of Internal Auditing, the independent accountants and management in joint and separate sessions to discuss matters necessary for the Audit Committee to fulfill its responsibilities.

  •
  Review and evaluate the effectiveness of the Company's internal controls, as well as any related significant findings and recommendations of the independent accountants and internal auditors, together with management's responses thereto.

  •
  Review and evaluate the security of the Company's information systems and any related significant findings and recommendations of the internal auditors together with management's responses thereto.

  •
  Review with management and the independent accountants the Company's annual financial statements, the independent accountants' audit of the financial statements and the report thereon.

  •
  Review annually the audit plan scope with both the independent accountants and the internal auditors and assess the process for identifying and responding to key audit and internal control risks.

  •
  Review regularly the independent accountants' audit plans and audit results and any significant changes to audit plans.

  •
  Require the independent accountants to provide a formal, written statement that discloses all relationships between the independent accountants and the Company including audit and non-audit services.

  •
  Review regularly the internal audit plans and audit results and any significant changes to audit plans.

  •
  Review the internal audit department staffing and any changes to staffing levels.

  •
  Ascertain whether the Company has an effective process for determining risks and exposures from litigation and claims and from noncompliance with laws and regulations.

  •
  Review with the Company's General Counsel and others any legal, tax or regulatory matters that may have a material impact on Company operations and financial statements.

  •
  Review and assess the Company's processes for administering a code of ethical conduct and the results of the Company's compliance with the Company's code of conduct and the Foreign Corrupt Practices Act.

A-2

CUMMINS ANNUAL SHAREHOLDER MEETING

April 2, 2002—10:00 A.M. (E.S.T.)

COLUMBUS ENGINE PLANT

Taylorsville Interchange
LOCATION OF ANNUAL MEETING
U.S. 31
COLUMBUS
Indianapolis 38 Mi.
Interstate
I-65
U.S. 11
Washington St.
25th.
Central Ave.
Taylor Rd.
Route 46
Greenburg 28 Mi.
11th.
10th.
7th.
Marr Road
Route 46
3rd.
2nd.
McKinley
Indiana Ave.
Gladstone
U.S. 31
N
U.S. 11
Seymour 17 Mi.
Louisville 64 Mi.
Route 7
N. Vernon 17 Mi.

CUMMINS INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 2, 2002
10:00 a.m. Eastern Standard Time
(Note: Daylight Savings Time is not
observed locally)

COLUMBUS ENGINE PLANT
500 Central Avenue
Columbus, Indiana

Cummins Inc. 500 Jackson Street, Columbus, IN 47201	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 2, 2002.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Franklin A. Thomas and William I. Miller, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on April 1, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•
Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/cum/—QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on April 1, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Cummins Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

 Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.
1.	Election of directors:	01 Robert J. Darnall 02 John M. Deutch 03 Walter Y. Elisha 04 Alexis M. Herman 05 William I. Miller	06 William D. Ruckelshaus 07 Theodore M. Solso 08 Franklin A. Thomas 09 J. Lawrence Wilson	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to ratify the appointment of Arthur Andersen LLP as auditors for the year 2002, subject to discussion of the Selection of Independent Public Accountants on page 23 of the Proxy Statement.	/ /	For	/ /	Against	/ /	Abstain
3.	To transact any other business that may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / / Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PRINCIPAL SECURITY OWNERSHIP
ELECTION OF DIRECTORS
The Board of Directors and Its Committees
EXECUTIVE COMPENSATION Compensation Committee Report
Shareholder Return Performance Presentation
SUMMARY COMPENSATION TABLE
Security Ownership of Management
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
Long-Term Incentive Plan Awards in Last Fiscal Year/SAR Value
Pension Plan Table
Estimated Annual Benefit Upon Retirement
Change of Control Arrangements
Other Transactions and Agreements With Directors and Officers
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
Audit Committee Report
OTHER BUSINESS
OTHER INFORMATION Shareholder Proposals
Expenses of Solicitation
NOMINEES FOR BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER